Exhibit 10.7

Portions herein identified by **** have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EQUIPMENT LEASING AGREEMENT

between

POWERDYNE INTERNATIONAL INC. ("PDI")

and

FARMACIA BIRSAS DEL MAR, INC.

("BRISAS")

March 11, 2015

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Portions herein identified by **** have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ORIGINAL three OF FIVE

EQUIPMENT LEASING AGREEMENT

THIS AGREEMENT between POWERDYNE INTERNATIONAL, INC., together with its successors and assigns, if any, (sometimes hereafter referred to as "PDI" or "LESSOR") a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at Jefferson Place, 100 Jefferson Boulevard, Suite 200, Warwick, Rhode Island 02888, U.S.A. and FARMACIA BRISAS DEL MAR, INC. together with its successors and assigns, if any, (sometimes hereafter referred to as "BRISAS" or "LESSEE") a CORPORATION organized and existing under the laws of the Territory of Puerto Rico and having a principal office at 901 Calle 2, Luquillo, Puerto Rico 00773-2463. Both PDI and BRISAS may sometimes be individually referred to as "Party" or, collectively, as "Parties".

This Agreement contains the terms that apply to the lease of electrical power generation equipment by PDI for use by BRISAS or LESSEE. Additional terms that apply to the leasing of the said Equipment (term, billing rate, options, etc.) may be contained herein or on a separate schedule ("Schedule") which shall be attached hereto and incorporated herein by reference or which may be attached hereto hereafter.

This Agreement is executed in quintuplicate numbered originals which shall be distributed as follows: two to LESSEE and three to PDI.

WITNESSETH

WHEREAS, LESSEE wishes to lease PDI Power Solution Equipment (as described more fully on Schedule, attached);

WHEREAS, PDI is able to supply such equipment to BRISAS or LESSEE;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in any Ancillary Agreements ("Schedules" which are or may hereafter be attached hereto and incorporated by reference or which may be referenced only and incorporated herein by such but which shall constitute a part hereof), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound and to bind their respective successors and assigns, the Parties do hereby mutually agree as follows:

1. DEFINITIONS:

(a) Equipment: the Powerdyne Power Solution (sometime "PDI Power Solution" (as is described in Schedule A, attached).

(b) Rental term: The te1m as is provided in paragraph 2 hereof.

(c) Rental: Rent for the use of the Equipment as is provided in paragraph 2 hereof.

(d) Agreement refers to this Agreement during its term and any extensions thereto.

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Portions herein identified by **** have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2. TERM, RATE, PAYMENT AND CREDITS:

(a) The term of this Agreement shall be a period of Five (5) years beginning on the date that the Equipment is declared to have been commissioned by PDI unless otherwise specified in the Schedule. The word "term" shall include such initial and any renewal term hereof.

(b) LESSEE shall pay to PDI at its address stated above (or such other address as it may direct in writing- including wiring instructions), monthly (beginning on the first business day of the month next succeeding the date of this Agreement and on the first business day of each successive month) the GREATER of

1) ****

2) ****

Payments shall be in the amount set forth and due as stated in the applicable Schedule. If any advance deposit (as stated in the Schedule) is payable, it shall be due when the BRISAS or LESSEE executes this Agreement.

(c) Except as may be otherwise provided herein, the equipment rental payment shall begin on the date when the Powerdyne Power Solution is commissioned, as determined by PDI in its sole discretion.

3. LESSEE RESPONSIBILITIES:

(a) LESSEE shall provide space for the PDI Power Solution Equipment to be located in a location mutually acceptable to the Parties. This location shall be referred to hereafter as "pad" or "the pad". This Pad shall be leased by PDI from the LESSEE for a rental fee of $1.00 USD for the term of the lease.

(b) Access to the pad shall be unrestricted to PDI personnel regardless of the time of day or night and work or maintenance of the unit may take place regardless of any operations taking place by the LESSEE and persons in PDI's employ shall be unrestricted to enter upon the pad for any purpose, however, any entry or attempt to enter the PDI Power Solution’s Equipment container by the LESSEE its agents, servants or employees (except in the event of emergency or public safety) shall immediately void all warranties express or implied from PDI. PDI may access the Equipment at any time without either notice or permission from LESSEE. PDI shall provide LESSEE with reasonable notice of such access (which does not need to be in writing) during normal business hours after such access.

(c) Measuring devices (including electric usage meters) are part of the PDI Power Solution Equipment. The measuring devices shall be presumed to be accurate and shall be the sole measure of electricity used by LESSEE.

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(d) The LESSEE will keep the Equipment completely accessible and unencumbered at the Equipment Location (specified in the applicable Schedule).

(e) The LESSEE's obligations and PDI's rights and privileges as contained in this paragraph shall survive the expiration or other termination of this Agreement.

4. USE AND OPERATION:

(a) LESSEE agrees that the Equipment will be used for the benefit of the LESSEE solely in the conduct of its business and in compliance with all applicable laws, ordinances, regulations, tariffs and insurance policies and the LESSEE shall not discontinue use of the Equipment.

(b) LESSEE will not move any Equipment from the location specified on the Schedule.

(c) The LESSEE will keep the Equipment free and clear of all liens and encumbrances other than those which may result from PDI's acts.

(e) The LESSEE shall lawfully enjoy the peaceful and enjoyable use and enjoyment of the Equipment (subject to the provisions of this Agreement) during the term of this Agreement without interference by PDI, so long as the LESSEE is in full compliance with the terms of the Agreement.

5. OPERATIONS AND MAINTENANCE:

(a) If any alterations or modifications to the Equipment are required to comply with any applicable law, rule or regulation during the term of this Agreement, then such alterations shall be performed by PDI or its agents, servants, contractors or employees and shall not be made by LESSEE Any plates, tags or other identifying labels placed on the Equipment, showing ownership thereof by PDI, shall not be removed by LESSEE, or by any other person and, if removed, may be reaffixed by PDI, at LESSEE's sole expense. If the Equipment is defaced by graffiti or otherwise, during the term hereof or any extensions thereof, then such defacement may be repaired by PDI, at LESSEE's sole expense.

(b) LESSEE will not attach or install anything on the Equipment. The LESSEE will not attach or install any Equipment on the pad or to or in any other personal or real property adjacent to the pad without PDI's prior written consent.

(c) PDI shall have the sole right to remove, replace or substitute any of the Equipment provided under this Agreement. Replacement or substitution of Equipment components shall take place only during shut-down periods for necessary and scheduled maintenance. Scheduled maintenance shut-downs shall occur monthly at such other time that is mutually convenient for the Parties. The LESSEE shall be notified in advance of any shut-downs.

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Portions herein identified by **** have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6. RETURN OF EQUIPMENT:

(a) At the expiration or termination of this Agreement or any Schedule, PDI's Equipment shall be decommissioned. If required, the units of Equipment shall be uninstalled, disassembled and crated if necessary by an authorized manufacturer’s representative or such other service person as is reasonably satisfactory to PDI. PDI shall remove all equipment at its sole expense.

(b) All waste material and fluids must be removed from the Equipment and disposed of by PDI in accordance with then current waste disposal laws at PDI's expense.

(c) Until the LESSEE has fully complied with the requirements of Section 6(a) above, the LESSEE's payment obligation and all other obligations under this Agreement shall continue from month-to-month notwithstanding any expiration or termination of the lease term. PDI may terminate the LESSEE's right to use the Equipment upon ten (10) days' notice to LESSEE.

(d) LESSEE shall make the Powerdyne Power Solution System Equipment available for on-site operational inspections by potential purchasers or successors to the LESSEE throughout the term of this Agreement. PDI shall provide the LESSEE with reasonable written notice prior to any inspection. The LESSEE shall provide reasonable and available personnel, power and other requirements necessary to demonstrate electrical and heat collection systems for the unit.

7. DEFAULT AND REMEDIES:

(a) PDI may declare this Agreement in default if:

(i) LESSEE breaches its obligation to payment due hereunder or under any Schedule hereto or any other sum when due and fails to cure the breach within ten (10) days;

(ii) LESSEE breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice from PDI;

(iii) any representation or warranty made by LESSEE in connection with this Agreement which is false or misleading in any material respect;

(iv) LESSEE or any guarantor or other obligor for the LESSEE's obligations hereunder ("Guarantor") becomes insolvent or ceases to do business as a going concern;

(v) any Equipment is used illegally or in such a manner as to cause unreasonable risk of harm as may be deemed by PDI in its sole discretion;

(vi) if LESSEE or any Guarantor is a natural person, any death or incompetency of LESSEE or such Guarantor;

(vii) a petition is filed by or against LESSEE or any Guarantor under any bankruptcy or insolvency laws and (in the event of an involuntary petition) the petition is not dismissed within forty-five (45) days of the filing date;

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(viii) any Guarantor revokes or attempts to revoke its guaranty or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which it is a party; or

(ix) LESSEE defaults under any other material obligation for making the payments due under this agreement in a timely fashion. The default declaration shall apply to all Schedules unless specifically accepted by PDI.

(b) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. The LESSEE shall pay PDI's actual attorney's fees and costs incurred in connection with the enforcement, assertion, defense or preservation of PDI's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

8. ASSIGNMENT OF EQUIPMENT:

LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF PDI.

PDI may, without LESSEE's consent, assign this Agreement, any Schedule or the right to enter into a Schedule. LESSEE agrees that if it receives written notice of an assignment from PDI, that LESSEE will make all payments and all other amounts payable under any assigned Schedule to such assignee or as instructed by PDI. The LESSEE also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee.

LESSEE hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment, claim or counterclaim which LESSEE has or may at any time have against PDI for any reason whatsoever.

9. INDEMNIFICATION:

(a) LESSEE hereby agrees to indemnify PDI, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from PDI's gross negligence or willful misconduct ("Claims"). This indemnity shall include, but is not limited to PDI's strict liability in Tort and any claims arising out of:

(i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent, patent and other defects, whether or not discoverable by PDI or LESSEE and any claim for patent, trademark or copyright infringement or environmental damage) or

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(ii) the condition of Equipment sold or disposed of after use by BRISAS or LESSEE or employees of BRISAS or LESSEE. BRISAS or LESSEE shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

10. REPRESENTATIONS AND WARRANTIES OF LESSEE:

LESSEE makes each of the following representations and warranties to PDI on the date hereof and on the date of execution of each Schedule, amendment, renewal or addition hereto.

(a) LESSEE is a privately owned corporation and has adequate power, authority and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents"). LESSEE is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

(b) This Agreement has been duly authorized, executed and delivered by the LESSEE through its officers, agents or employees, duly authorized, and constitutes a valid, legal and binding agreement, enforceable in accordance with its terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

(c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by LESSEE of the Agreement except such as has already been obtained.

(d) The entry into and performance by LESSEE of the Agreement will not:

(i) violate any judgment, order, law or regulation applicable to LESSEE or any provision of LESSEE's organizational documents; or

(ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which LESSEE is a party and

(iii) upon PDI's request, LESSEE will provide an opinion letter from its Counsel certifying to the foregoing.

(e) There are no suits or proceedings pending or threatened in any court or before any commission, board or other administrative agency against or affecting LESSEE, which if decided against LESSEE will have a material adverse effect on the ability of LESSEE to fulfill its obligations under this Agreement. LESSEE will provide an opinion letter from its Counsel certifying to the foregoing.

(f) The Equipment is and will remain tangible property of PDI.

(g) Each financial statement of LESSEE's financial condition delivered to PDI will be prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement provided, there has been not been any materially adverse change.

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Portions herein identified by **** have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(h) The LESSEE's exact legal name is as set forth in the first sentence of this Agreement and LESSEE is and will be at all times validly existing and in good standing under the laws of the State, Province, Territory or other legal political subdivision of its incorporation or organization (specified in the first sentence of this Agreement).

(i) The Equipment will at all times be used for commercial or business purposes only.

(j) The LESSEE is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls LESSEE is or shall be listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

11. PRE-DISPUTE ARBITRATION AGREEMENT:

(a) This agreement contains a pre-dispute arbitration clause. By signing this Agreement, the parties agree as follows:

(1) All parties to this agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(2) Arbitration awards are generally final and binding; a party's ability to have a court reverse or modify an arbitration award is very limited.

(3) The ability of the parties to obtain documents, witness statements and other discovery is may be more limited in arbitration than in court proceedings.

(4) The arbitrators do not have to explain the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel or otherwise in compliance with the applicable arbitration rules of the forum.

(5) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the energy or equipment leasing industry.

(6) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

(7) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this agreement.

(b) Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association, sitting in Providence, Rhode Island, United States of America, in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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(c) It is understood and agreed that if an error or omission is made by PDI, hereunder, which results in the LESSEE bringing a claim for damages against PDI that PDI's liability to the LESSEE shall be limited to an amount equal to charges paid by LESSEE for Equipment rental hereunder.

12. MISCELLANEOUS:

(a) Notwithstanding any other provision herein to the contrary, LESSEE may, without reason or cause, declare this Agreement to be terminated on the second anniversary of its execution. Such declaration shall be made in writing, sent to PDI, by both certified mail, return receipt requested, postage prepaid and by electronic mail (e-mail) which shall be transmitted contemporaneous with the postal mailing; both to be RECEIVED by PDI, no later than two (2) calendar months prior to the said second anniversary hereof.

(b) The Equipment shall remain PDI's property and LESSEE shall only have the right to use the Equipment during the term hereof. Any cancellation or termination by PDI of this Agreement, any Schedule, supplement or amendment hereto, shall not release LESSEE from any then outstanding obligations to PDI hereunder. All Equipment shall at all times remain personal property of PDI even though it may be attached to real property. The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property.

(c) All notices required to be given hereunder shall be deemed adequately given if sent by overnight delivery service, by registered or certified mail (postage prepaid) or by email to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof.

(d) NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

(e) All notices to LESSEE shall be sent to it at:	and to PDI at:

FARMACIA BRISAS DEL MAR, INC	POWERDYNE INTERNATIONAL, INC.
901 Calle 2	Jefferson Place
Loquillo, Puerto Rico 00773-2463	100 Jefferson Blvd., Suite 200
Warwick, RI 02888
and by email to: fmb_inc@hotmail.com	and by email to: lmadison@powedyne.com

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(f) If LESSEE does not comply with any provision of this Agreement, PDI shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by PDI in effecting such compliance shall constitute an additional payment due to PDI. The LESSEE shall pay the additional payment within five (5) calendar days after the date PDI sends written notice to LESSEE requesting payment. PDI's effecting such compliance shall not be a waiver of LESSEE's default.

(g) Any payment or other amount not paid to PDI when due shall bear interest, from the due date until paid, at the lesser of eighteen (18%) percent per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto. Notwithstanding anything to the contrary contained in this Agreement or any Schedule, in no event shall this Agreement or any Schedule require the payment or permit the collection of amounts in excess of the maximum permitted by applicable law.

(h) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF RHODE ISLAND (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT AND THE PARTIES HERETO SUBMIT THEMSELVES TO THE JURISDICTION OF SUCH FORUM STATE.

(i) A copy of this Agreement, in translation, may be attached hereto as an Exhibit. If so, it is provided for guidance and as an aid only and is NOT the Agreement. The Agreement is understood to be the English original which shall have the parties' signatures. Any translation of this Agreement shall NOT be considered in the construction of this original Agreement.

13. CANCELLATION:

(a) This agreement is subject to the term identified in Section 2(a) and can only be terminated for non-performance by PDI (except as provided in Section 12(a)). Termination by LESSEE shall be made only upon payment by to PDI of all monies due for the remainder of the term of the initial Agreement or the remainder of the term under additional agreement renewals.

(b) Any cancellation or termination by PDI, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, of the use of any Equipment hereunder, shall not release LESSEE from any then outstanding obligations to PDI hereunder.

(c) To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

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IN WITNESS WHEREOF, BRISAS or LESSEE and PDI have caused this Agreement to be executed by their duly authorized representatives in quintuplicate originals on the 11th day of March 2015.

POWERDYNE INTERNATIONAL INC.	FARMACIA BRISAS DEL MAR, INC

James O'Rourke
its Chief Executive Officer duly authorized,	its President and Owner duly authorized

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SCHEDULES

1)	List of Equipment in Powerdyne Power Solution:

As per Attachment

2)	Billing Rates:

A.	****
B.	****
C.	PDI reserves the right to adjust the rates accordingly to reflect any and all changes in local and federal taxes.

3)	Term:

This agreement shall begin on the day of the commissioning of the Equipment which shall be evidenced by a subsequent Statement of Commissioning provided by PDI and delivered to BRISAS and shall continue for a period of five (5) years thereafter (except as may otherwise be provided in Section 12(a) hereof or otherwise).

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